UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

RAFAELLA APPAREL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138342	20-2745750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway

New York, New York 10018

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 403-0300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On November 1, 2007, the Board of Directors (the “Board”) of Rafaella Apparel Group, Inc. (“Rafaella”) accepted the resignation of Kurt Larsen from his position as a member of the Board and the Compensation Committee of the Board.  There was no disagreement between the parties resulting in or regarding the resignation and Mr. Larsen did not furnish Rafaella with any written correspondence concerning the circumstances surrounding his resignation.

    On November 1, 2007, Alex Wolf accepted an appointment as a member of Rafaella’s Board.  The appointment was effective upon acceptance and Mr. Wolf has assumed all rights and responsibilities associated with membership on the Board.

    Mr. Wolf is currently a Managing Director at Cerberus Capital Management, L.P.  He joined Cerberus in 2001, after receiving his M.B.A. from Stanford University.  Prior to business school, Mr. Wolf was an Associate at Ares Leveraged Investment Fund, part of the Apollo Advisors family of funds, where he focused on mezzanine and private equity investments.  From 1996 to 1997, he worked in High Yield Origination at First Union Capital Markets, now Wachovia.  Mr. Wolf received his B.A. from Duke University.

SIGNATURES

The Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rafaella Apparel Group, Inc.

Date: November 7, 2007	By:	/s/ Chad J. Spooner
Chad J. Spooner
Chief Financial Officer